EFFECTIVE AUGUST 23RD, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 29, 2005


                               GraphOn Corporation
             (Exact name of registrant as specified in its charter)


         Delaware                  0-21683                       13-3899021
 (State or other jurisdiction   (Commission                    (IRS Employer
      of incorporation)         File Number)                Identification No.)


      3130 Winkle Avenue, Santa Cruz, CA                          95065
   (Address of principal executive offices)                     (Zip Code)


                  Registrant's telephone number: (800) 472-7466


                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
--------------------------------------------------------------------------------

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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Item 3.02.  Unregistered Sales of Equity Securities

      On February 2, 2005 GraphOn Corporation (the "Company") issued and sold approximately 148,148 shares of Series A Preferred stock (the "Series A Stock") at $27.00 per share and warrants to purchase approximately 74,070 shares of Series B Preferred Stock (the "Series B Stock" and collectively with the Series A Stock, the "Preferred Stock") at $40.00 per share (the "Series B Warrants"), for an aggregate purchase price of approximately $4,000,000 (the "Financing"). Pursuant to a finder's agreement, the Company also issued warrants to purchase an additional 14,815 shares of Series A Stock and 7,407 shares of Series B Stock (collectively with the Series B Warrants, the "Warrants").

      On March 29, 2005, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of its Certificate of Incorporation (the "Certificate of Amendment") that increased the authorized number of shares of the Company's common stock from 45,000,000 to 195,000,000. The Certificate of Amendment was approved by the Company's stockholders at a special meeting held on March 29, 2005. In accordance with the Company's Certificate of Designation related to the Preferred Stock filed with the Secretary of State of the State of Delaware on January 28, 2005, upon the effectiveness of the Certificate of Amendment, each share of Preferred Stock automatically converted into 100 shares of the Company's common stock (the "Conversion") without payment of any consideration. In addition, all Warrants automatically converted into warrants exercisable for shares of the Company's common stock at a rate of 100 shares of common stock for each share of Preferred Stock underlying such Warrants.

      As a result of the Conversion, the Company issued approximately 14,814,800 shares of the common stock and warrants to purchase approximately 9,629,200 shares of common stock at $0.40 per share (collectively, the "New Securities"). The Company did not receive any proceeds from the issuance of the New Securities.

      The New Securities were issued in the Conversion solely to existing security holders of the Company pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts, to any broker, dealer, salesman or other person for soliciting the Conversion. The Company did not retain any dealer, manager or other agent with respect to the Conversion.

Item 3.03.  Material Modification to Rights of Security Holders

      The contents of Item 3.02 are incorporated into this Item 3.03 in their entirety.

Item 9.01. Financial Statements and Exhibits. (c) Exhibits.

3.1 Certificate of Amendment, filed with the Secretary of State of the State of Delaware on March 29, 2005.

4.1   Form of Warrant to purchase shares of common stock.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           GRAPHON CORPORATION
                                               (Registrant)

Date:  April 4, 2005                   By: /s/ William Swain
                                           -------------------------
                                              (Signature)
                                           William Swain
                                           Chief Financial Officer


                                 Exhibit Index

      Exhibit   Description
        3.1     Certificate of Amendment, filed with the Secretary of State of
                Delaware on March 29, 2005.
        4.1     Form of Warrant to purchase shares of common stock.